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                                                                    EXHIBIT 21.2


                              LIST OF SUBSIDIARIES


The following is a list of subsidiaries of VIVUS, Inc.

1.   VIVUS International Limited, a wholly owned subsidiary of VIVUS, Inc.

2.   VIVUS UK Limited, a wholly owned subsidiary of VIVUS International Limited

3.   VIVUS BV Limited, a wholly owned subsidiary of VIVUS International Limited

4.   VIVUS Ireland Limited, a wholly owned subsidiary of VIVUS International
     Limited